Exhibit 99.1

AGREEMENT REGARDING JOINT FILING
OF STATEMENT ON SCHEDULE 13D
AND POWER OF ATTORNEY

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated September 24, 2009 (including amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Builders FirstSource, Inc.  For that purpose, the undersigned hereby constitute and appoint Stadium Capital Management, LLC, a Delaware limited liability company, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the Securities and Exchange Commission and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said shares, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

Dated:  September 24, 2009

STADIUM CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley R. Kent	/s/ Alexander M. Seaver
	Bradley R. Kent, Manager	ALEXANDER M. SEAVER

/s/ Bradley R. Kent
BRADLEY R. KENT

STADIUM RELATIVE VALUE PARTNERS, L.P.

By:	Stadium Capital Management, LLC

	By:	/s/ Bradley R. Kent
Bradley R Kent, Manager